UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported April 30, 2009)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 30, 2009, Caraustar Industries, Inc. (the “Company”) amended its Senior Credit Facility, originally dated March 30, 2006, with Bank of America, N.A. The Seventh Amendment to the Amended and Restated Credit Agreement (the “Amendment”) defers until May 8, 2009 notification to the participating lenders of its plan to refinance or defease the Senior Notes in the amount of approximately $190 million that are due June 1, 2009.

Item 2.02.	Results of Operations and Financial Condition.

On May 1, 2009, the Company issued a press release regarding its financial results for the first quarter 2009. A Copy of the May 1, 2009 press release is furnished herewith as Exhibits 99.1. The information being furnished in this report (including Exhibits 10.1 and 99.1) is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits

(c)

Exhibit 10.1	Seventh Amendment to Amended and Restated Credit Agreement and Fourth Amendment to Amended and Restated Security Agreement, dated as of April 30, 2009, by and among the Company and certain subsidiaries identified therein, as borrower, certain subsidiaries of the Company identified as guarantors listed therein, and Bank of America, N.A. as Administrative Agent.

Exhibit 99.1	Press release issued May 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009

CARAUSTAR INDUSTRIES, INC.

By:	/S/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.
Seventh Amendment to Amended and Restated Credit Agreement and Fourth Amendment to Amended and Restated Security Agreement, dated as of April 30, 2009, by and among the Company and certain subsidiaries identified therein, as borrower, certain subsidiaries of the Company identified as guarantors listed therein, and Bank of America, N.A. as Administrative Agent.	10.1

Press Release issued May 1, 2009	99.1